Exhibit 23.1

UHY Malaysia PLT

202406000040 (LLP 0041391-LCA)

Chartered Accountants

Suite 11.05, Level 11

The Gardens South Tower

Mid Valley City

Lingkaran Syed Putra

59200 Kuala Lumpur

Phone +60 3 2279 3088

Fax +60 3 2279 3099

Email uhykl@uhy.com.my

Web www.uhy.com.my

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 7 to the Registration Statement on Form F-1 under the Securities Act of 1933, as amended (File No. 333-284297), of our report dated 23 June 2025, with respect to the financial statements of Antharas Hills Sdn Bhd for the financial years then ended 31 December 2023 and 31 December 2024 and our report dated 21 October 2025 on review of interim financial information for the financial period ended 30 June 2025. We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

UHY Malaysia PLT

202406000040 (LLP0041391-LCA) & AF1411

Chartered Accountants

KUALA LUMPUR, MALAYSIA

27 March 2026

A member of UHY International, a network of independent accounting and consulting firms.